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                                                                EXHIBIT 23(a)




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.33-14605, 33-22146, 33-47570, 33-53195, 333-14521
and 333-14523) of Battle Mountain Gold Company of our report dated February 20, 1998 appearing on page 51 of this Form 10-K.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Houston, Texas
February 24, 1998